As filed with the Securities and Exchange Commission on November 22, 2013

Registration No. 333-__________

______________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1103425 (I.R.S. employer identification number)

2231 Rutherford Road, Suite 200

Carlsbad, California, 92008

(760) 438-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

Jeff Berg

Chief Executive Officer

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin Astudillo, Esq.

ELA Corporate Law

2173 Salk Ave #250,
Carlsbad, California 92008

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.005 per share	6,000,000 shares	$0.57	$3,420,000	$441
Common Stock, par value $0.005 per share, underlying warrants	3,600,000 shares	$0.57	$2,052,000	$264
Total	9,600,000 shares			$705
(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and the low prices of the common stock as reported by the NYSE MKT on November 15, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2013

PRELIMINARY PROSPECTUS

9,600,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 9,600,000 shares of our common stock by the selling stockholders named in this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders may sell the shares in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the NYSE MKT under the symbol “NTN.” On November 18, 2013, the closing sale price for our common stock was $0.58 per share.

This investment in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the section entitled “Risk Factors” beginning on page 2 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before investing in our common stock. See “Information Incorporated by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
SELLING STOCKHOLDERS	2
PLAN OF DISTRIBUTION	4
LEGAL MATTERS	5
EXPERTS	5
INFORMATION INCORPORATED BY REFERENCE	5
WHERE YOU CAN FIND MORE INFORMATION	6

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus and the offering and sale of shares of our common stock in certain jurisdictions may be restricted by law. Neither we nor the selling stockholders are making an offer to sell, or seeking an offer to buy, share of our common stock in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus in their entirety before you invest in our securities.

References to “we,” “us,” “our,” “our company,” “the Company,” and “Buzztime” refers to NTN Buzztime, Inc. and its subsidiaries, unless the context requires otherwise.

Company Overview

We provide marketing services through interactive game content for hospitality venues that offer the games free to their patrons. We have evolved from a content developer and distributor to an interactive entertainment network provider that helps the hospitality venues that subscribe to our network acquire, engage and retain their patrons. We primarily generate revenues by charging subscription fees for our service to our network subscribers and from the sale of advertising aired on in-venue screens as well as in conjunction with customized games. The Company’s games are currently available in over 3,200 locations in the U.S. and Canada.

Our principal office is located at 2231 Rutherford Road, Carlsbad, California 92008, and the telephone number at that address is (760) 438-7400.  Our website address is www.buzztime.com. Except for those filings we make with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

Offering Summary

Issuer	NTN Buzztime, Inc.
Selling Stockholders	Accredited investors who purchased shares of our common stock and warrants to purchase shares of our common stock in a private placement in November 2013.
Securities offered by Selling Stockholders	9,600,000 shares of our common stock, which represents 12.3% of our outstanding common stock as of November 18, 2013.
Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.
Use of Proceeds

All of the net proceeds from the sale of our common stock covered by this prospectus will be received by the selling stockholders who offer and sell shares of our common stock. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders.

Listing of Common Stock	Our common stock is listed on the NYSE MKT under the symbol “NTN”.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations and competitive environment. Words such as “believes,” “anticipates,” “estimates,” “expects,” “projections,” “may,” “potential,” “plan,” “continue” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including but not limited to statements regarding our future financial performance or position, our business strategy, plans or expectations, and our objectives for future operations, including relating to our products and services.  Forward-looking statements are inherently subject to risks and uncertainties and our actual results and outcomes may be materially different from those expressed or implied by the forward-looking statements.  Our actual results and outcomes may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in our operations, development efforts and business environment, including those set forth under the heading “Risk Factors” in this prospectus, and other documents we file with the SEC that are incorporated by reference herein.  We cannot guarantee future results, levels of activity, performance or achievements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or for forward-looking statements in other documents we file with the SEC that are incorporated by reference herein, as of the date of such document.  Except as required by law, we do not undertake any obligation to revise or update any such forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

This prospectus relates to the resale from time to time of up to 9,600,000 shares of our common stock by the selling stockholders named in this prospectus. We will not receive any part of the proceeds from the sale of such shares by the selling stockholders. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

SELLING STOCKHOLDERS

On November 12, 2013, we entered into a securities purchase agreement with the selling stockholders named below, pursuant to which we sold an aggregate of 6,000,000 shares of our common stock and warrants to purchase up to an additional 3,600,000 shares of our common stock in private placement transaction otherwise referred to in this prospectus as the November 2013 private placement. We received aggregate gross proceeds of $2.4 million in connection with the November 2013 private placement before deduction of transaction expenses. This prospectus covers the offer and sale by the selling stockholders listed below of up to 9,600,000 shares of common stock issued in the November 2013 private placement or issuable upon exercise of the warrants issued in the November 2013 private placement, in the manner contemplated under the “Plan of Distribution.”

Pursuant to the registration rights agreement we entered into with the selling stockholders in connection with the November 2013 private placement, we agreed to file a registration statement of which this prospectus is a part with the SEC to register the disposition of the shares of our common stock issued in the November 2013 private placement and the shares of common stock issuable upon exercise of the warrants issued in the November 2013 private placement, and to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until all of such shares have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. In addition, the registration rights agreement contains a liquidated damages provision that provides if: (a) we fail to file a pre-effective amendment and otherwise respond to SEC comments in respect of the registration statement of which this prospectus is a part within 20 business days after the receipt of SEC comments; (b) a registration statement registering for resale all of the 9,600,000 shares of common stock issued in the November 2013 private placement or issuable upon exercise of the warrants issued in the November 2013 private placement is not declared effective by 60 days after November 22, 2013; or (c) we fail to maintain the registration statement of which this prospectus is a part effective for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period, then, in addition to other rights that the selling stockholders may have, in the event of any such breach, and on each monthly anniversary of each such breach if not cured, we must pay to each selling stockholder, as partial liquidated damages and not as a penalty, 1.0% of the aggregate purchase price paid by such selling stockholder pursuant to the securities purchase agreement, up to a maximum aggregate amount equal to 10% of the aggregate purchase price paid by such selling stockholder.

2

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares by them other than the registration rights agreement referenced above. The shares offered by this prospectus may be offered from time to time by the selling stockholders. As used in this prospectus, the term “selling stockholder” includes each of the selling stockholders listed below, and donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

Except as otherwise disclosed in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth the name of each selling stockholder, the number of shares owned by such selling stockholder prior to this offering, the number of shares that may be offered under this prospectus by such selling stockholder, and the number of shares of our common stock and the percentage (if one percent or more) of our common stock to be owned by such selling stockholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under SEC rules. Such information is not necessarily indicative of ownership for any other purpose. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options, warrants or other rights held by that selling stockholder that are currently exercisable or exercisable within 60 days of November 18, 2013 are considered outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

The percentages of beneficial ownership is based on 77,814,715 shares of common stock outstanding on November 18, 2013. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

	Beneficial Ownership Before Offering		Maximum Number of Shares Offered in this	Beneficial Ownership After Offering (2)
Selling Stockholder	# of Shares	%	Offering (1)	# of Shares	%
Manatuck Hill Scout Fund, LP (3)	2,051,195	2.6	3,281,912 (4)	–	0.0
Manatuck Hill Navigator Master Fund, LP (3)	1,073,805	1.4	1,718,088 (5)	–	0.0
Granite Point Capital Master Fund, L.P. (6)	1,250,000	1.6	2,000,000 (7)	–	0.0
Arthur Wirth	1,883,323	2.4	600,000 (8)	1,508,323	1.9
Kevin E. O’Brien	625,000	*	1,000,000 (9)	–	0.0
Shelton Y. Swei	625,000	*	1,000,000 (10)	–	0.0

______________

*	Less than one percent
(1)	Represents the total number of shares of common stock that the respective selling stockholders may offer under this prospectus.
(2)	We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus, if at all. The selling stockholders may sell the shares covered by this prospectus from time to time and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that the selling stockholders do not acquire additional shares of our common stock.
(3)	Mark A. Broach is the managing member of Manatuck Hill Partners, L.L.C., the investment manager of each of Manatuck Hill Scout Fund, LP (“MHSF”), and Manatuck Hill Navigator Master Fund, LP (“MHNMF”), and has voting and investment power over the shares. The principal business address of each of MHSF and MHNMF is 1465 Post Road East, Westport, Connecticut 06880.
(4)	Includes 1,230,717 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.
(5)	Includes 644,283 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.
(6)	C. David Bushley is the Chief Operating Officer of Granite Point Capital Management, L.P., the investment manager of Granite Point Capital Master Fund, L.P. (“GPCMF”), and has voting and investment power over the shares. The principal business address of GPCMF is 109 State Street, Fifth Floor, Boston, Massachusetts 02109.
(7)	Includes 750,000 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.
(8)	Includes 225,000 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.
(9)	Includes 375,000 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.
(10)	Includes 375,000 shares of common stock issuable upon exercise of warrants that are not exercisable until May 11, 2014.

3

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

4

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered by this prospectus will be passed upon for us by ELA Corporate Law, Carlsbad, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 29, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 13, 2013, August 14, 2013 and November 14, 2013, respectively;

•	our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 15, 2013, March 21, 2013, June 11, 2013, June 13, 2013 and November 13, 2013;

•	those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 26, 2013 and May 10, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

5

To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus:

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of securities described in this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules.  Certain portions of the registration statement have been omitted as allowed by SEC rules and regulations.  Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement.  You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities maintained by the SEC as described below.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.buzztime.com/investor-relations/-sec-filings.html as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$705
Legal fees and expenses	20,000
Printing fees and expenses	5,000
Accounting fees and expenses	3,000
Other fees and expenses	3,000
Total	$31,705

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the company’s best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit.

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

7

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 15. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 22, 2013.

NTN BUZZTIME, INC.

By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of NTN Buzztime, Inc. hereby constitutes and appoints Jeff Berg or Kendra Berger his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff Berg	President, Interim Chief Executive Officer and Director	November 22, 2013
Jeff Berg	(Principal Executive Officer)

/s/ Kendra Berger	Chief Financial Officer	November 22, 2013
Kendra Berger	(Principal Financial and Accounting Officer)

/s/ Mary Beth Lewis	Director	November 22, 2013
Mary Beth Lewis

/s/ Steve Mitgang	Director	November 22, 2013
Steve Mitgang

/s/ Tony Uphoff	Director	November 22, 2013
Tony Uphoff

/s/ Paul Yanover	Director	November 22, 2013
Paul Yanover

9

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation	Previously filed as an exhibit to the registrant’s report on Form 10-Q filed on August 14, 2013 and incorporated herein by reference.
4.2	Certificate of Elimination of Series B Convertible Preferred Stock	Previously filed as an exhibit to the registrant’s report on Form 8-K filed on August 14, 2013 and incorporated herein by reference.
4.3	Bylaws	Previously filed as an exhibit to the registrant’s report on Form 10-K filed on March 26, 2008 and incorporated herein by reference.
4.4	Specimen Common Stock Certificate	Previously filed as an exhibit to the registrant’s registration statement on Form 8-A, File No. 0-19383, and incorporated herein by reference.
5.1	Opinion of ELA Corporate Law	Filed herewith
23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of ELA Corporate Law	Included as part of Exhibit 5.1
24.1	Powers of Attorney	Included on the signature page to the registration statement

10